Exhibit 99.1

Goodyear announces Q3 2024 results, increases Goodyear Forward targets

Third quarter Goodyear net loss of $34 million (12 cents per share); adjusted net income of $105 million (37 cents per share)

Segment operating income of $347 million; SOI margin of 7.2%, up ~70 bps YoY

FOR IMMEDIATE RELEASE	Fourth consecutive quarter of SOI margin expansion; TTM up ~300 bps YoY Americas segment operating income of $251 million, SOI margin of 8.8%
> GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001	Asia Pacific segment operating income of $72 million, SOI margin of 11.7% Goodyear Forward targets increased, portfolio optimization in progress

> MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM > MEDIA CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM > ANALYST CONTACT: GREG SHANK 330.796.5008 GREG_SHANK@GOODYEAR.COM

AKRON, Ohio, November 4, 2024 – The Goodyear Tire & Rubber Company reported third quarter 2024 results today and the company will host an investor call tomorrow morning at 8:30 a.m. eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer. The management team will share insights on third quarter performance and progress on the Goodyear Forward transformation plan.

“As a result of the consistent and strong execution of our Goodyear Forward transformation plan, we successfully achieved four consecutive quarters of segment operating margin expansion. These tangible results are not only a testament to the talent of our team, but also to the strong foundation of Goodyear,” said Chief Executive Officer and President Mark Stewart. “Throughout the company, we are delivering solid results. Due to the strong momentum underway, we are increasing our target for gross run-rate gains from Goodyear Forward to $1.5 billion by the end of 2025.”

“This increase will enable us to realize significant year-over-year earnings benefits in both 2024 and 2025 from the program,” continued Stewart. “We have raised our guidance for 2024 Goodyear Forward gross benefits to $450 million and we continue to expect an additional $750 million of year-over-year gross benefits in 2025. We remain confident we will achieve our 10% SOI margin and 2.0x – 2.5x leverage targets in the fourth quarter of next year.”

The Goodyear Forward transformation plan was announced in November 2023 to create a more profitable enterprise and drive shareholder value creation. Run rate cost reduction and top line benefits have been increased by $200 million above the original $1.3 billion target. The company continues to expect to realize gross proceeds in excess of $2 billion from portfolio optimization and reaffirms its commitment to net leverage of 2.0x – 2.5x by the end of 2025.

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Goodyear’s third quarter 2024 sales were $4.8 billion, with tire unit volumes totaling 42.5 million. Third quarter 2024 Goodyear net loss was $34 million (12 cents per share) compared to a Goodyear net loss of $89 million (31 cents per share) a year ago. The third quarter of 2024 included several significant items including, on a pre-tax basis, an intangible asset impairment of $125 million, Goodyear Forward costs of $25 million and rationalization charges of $11 million. The third quarter of 2023 included pre-tax rationalization charges of $198 million. The intangible asset impairment includes a significant reduction in the carrying value of the company’s tier three Mastercraft and Roadmaster brands given lower volume as a result of increased competition in opening price points in the U.S. market and plans under Goodyear Forward to increase overall profitability. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

Third quarter 2024 adjusted net income was $105 million compared to adjusted net income of $104 million in the prior year’s quarter. Adjusted earnings per share was $0.37, compared to $0.36 in the prior year’s quarter. Per share amounts are diluted.

The company reported segment operating income of $347 million in the third quarter of 2024, up $11 million from a year ago. The increase in segment operating income reflects benefits of $123 million from the Goodyear Forward transformation plan and $17 million from insurance proceeds, net of current year expenses, primarily related to storm damage in prior years. These were partly offset by the impact of lower tire volume of $74 million and inflation of $53 million.

Additional earnings materials can be found on Goodyear’s investor relations website at http://investor.goodyear.com.

Year-to-Date Results

Goodyear’s sales for the first nine months of 2024 were $13.9 billion with tire unit volumes totaling 123.0 million. First nine months 2024 Goodyear net loss was $6 million (2 cents per share) compared to a Goodyear net loss of $398 million ($1.40 per share) a year ago. The year over year improvement was driven by increases in segment operating income. The first nine months of 2024 also included several significant items including, on a pre-tax basis, an intangible asset impairment of $125 million, Goodyear Forward costs of $92 million, rationalization charges of $52 million, and a benefit of $87 million from asset and other sales. The first nine months of 2023 included, on a pre-tax basis, rationalization charges of $302 million and a $58 million benefit from asset and other sales.

First nine months 2024 adjusted net income was $189 million compared to an adjusted net loss of $75 million in the prior year. Adjusted earnings per share was $0.66, compared to a loss of $0.26 in the prior year.

The company reported segment operating income of $933 million for the first nine months of 2024, up $348 million from a year ago. The increase in segment operating income reflects benefits of $285 million from the Goodyear Forward transformation plan, $235 million from net price/mix versus raw material costs, $69 million from insurance proceeds, net of current year expenses, and $55 million from the 2023 negative impact of the Tupelo storm. These were partially offset by lower tire volume of $143 million and a net headwind of $116 million from inflationary costs.

First nine months 2024 total cash flows from operating activities was a use of $591 million compared with a use of $204 million in the first nine months of 2023.

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Reconciliation of Non-GAAP Financial Measures

See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2024 and 2023 periods.

Business Segment Results

AMERICAS

	Third Quarter		Nine Months
(In millions)	2024	2023	2024	2023
Tire Units	21.0	22.9	59.6	64.2
Net Sales	$2,858	$3,120	$8,143	$8,926
Segment Operating Income	251	258	671	440
Segment Operating Margin	8.8%	8.3%	8.2%	4.9%

Americas’ third quarter 2024 sales of $2.9 billion were 8.4% lower, driven by declines in replacement volume. Tire unit volume decreased 8.3%. Replacement tire unit volume decreased 11.3%, reflecting industry member declines in the U.S. and actions taken to reduce exposure in the low-end of the market. The U.S. industry non-members, generally representing low-cost imported product, grew significantly in the quarter. Original equipment unit volumes were up 7.9%, reflecting new fitment wins.

Third quarter 2024 segment operating income of $251 million decreased $7 million from the prior year’s quarter. The decrease was driven by lower volume, inflation, and unfavorable price/mix and raw material costs. These headwinds were largely offset by Goodyear Forward savings and insurance proceeds related to storm damage in prior years.

EMEA

	Third Quarter		Nine Months
(In millions)	2024	2023	2024	2023
Tire Units	12.2	12.5	36.3	37.5
Net Sales	$1,348	$1,374	$3,974	$4,207
Segment Operating Income	24	22	67	11
Segment Operating Margin	1.8%	1.6%	1.7%	0.3%

EMEA’s third quarter 2024 sales of $1.3 billion were 1.9% lower, driven by tire volume declines and the negative impact of changes in foreign currency exchange rates, partially offset by favorable price/mix. Tire unit volume decreased 2.9%. Original equipment unit volumes decreased 5.6%, reflecting lower OEM production. Replacement tire unit volume decreased 2.1%, driven by decreased volume in smaller rim sizes.

Third quarter 2024 segment operating income of $24 million was up $2 million compared to the prior year’s quarter. Segment operating income benefitted from the Goodyear Forward plan and favorable net price/mix versus raw material costs. These benefits were partly offset by inflation, other costs, and unfavorable fixed overhead absorption.

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ASIA PACIFIC

	Third Quarter		Nine Months
(In millions)	2024	2023	2024	2023
Tire Units	9.3	9.9	27.1	26.2
Net Sales	$618	$648	$1,814	$1,817
Segment Operating Income	72	56	195	134
Segment Operating Margin	11.7%	8.6%	10.7%	7.4%

Asia Pacific’s third quarter 2024 sales decreased 4.6% to $618 million, driven by lower replacement volume. Tire unit volume decreased 5.4%. Replacement tire unit volume decreased 13.0%, driven by declines in our key markets, including Australia, China and India. Original equipment unit volume increased 3.6%, driven by growth in EV fitments.

Third quarter 2024 segment operating income of $72 million was up $16 million from prior year driven by benefits from Goodyear Forward, favorable net price/mix versus raw material costs, and lower net inflationary costs. These factors were partly offset by lower volume.

Conference Call

The Company will host an investor call on Tuesday, November 5 at 8:30 a.m. ET. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.

Participating in the conference call will be Mark W. Stewart, chief executive officer and president, and Christina L. Zamarro, executive vice president and chief financial officer.

The investor call can be accessed on the website or via telephone by calling either (800) 343-4849 or (203) 518-9848 before 8:25 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (888) 566-0831 or (402) 220-0121. The replay will also be available on the website.

About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 71,000 people and manufactures its products in 54 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

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Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of our off-the-road tire business; risks relating to the ability to consummate the sale of our off-the-road tire business on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy other conditions to closing; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)

This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

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Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, impairments, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

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The Goodyear Tire & Rubber Company and Subsidiaries

Financial Tables (Unaudited)

Table 1: Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions,except per share amounts)	2024	2023	2024	2023
Net Sales	$4,824	$5,142	$13,931	$14,950
Cost of Goods Sold	3,881	4,171	11,218	12,487
Selling, Administrative and General Expense	663	673	2,090	2,045
Intangible Asset Impairment	125	—	125	—
Rationalizations	11	198	52	302
Interest Expense	135	138	391	403
Other (Income) Expense	34	21	(8)	82

Income (Loss) before Income Taxes	(25)	(59)	63	(369)
United States and Foreign Tax Expense	9	25	75	22

Net Income (Loss)	(34)	(84)	(12)	(391)
Less: Minority Shareholders’ Net Income (Loss)	—	5	(6)	7

Goodyear Net Income (Loss)	$(34)	$(89)	$(6)	$(398)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(0.12)	$(0.31)	$(0.02)	$(1.40)

Weighted Average Shares Outstanding	287	285	286	285
Diluted	$(0.12)	$(0.31)	$(0.02)	$(1.40)

Weighted Average Shares Outstanding	287	285	286	285

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Table 2: Consolidated Balance Sheets

	September 30,	December 31,
(In millions, except share data)	2024	2023
Assets:
Current Assets:
Cash and Cash Equivalents	$905	$902
Accounts Receivable, less Allowance — $94 ($102 in 2023)	3,380	2,731
Inventories:
Raw Materials	796	785
Work in Process	212	206
Finished Products	2,804	2,707

	3,812	3,698
Assets Held for Sale	495	—
Prepaid Expenses and Other Current Assets	309	319

Total Current Assets	8,901	7,650
Goodwill	759	781
Intangible Assets	814	969
Deferred Income Taxes	1,662	1,630
Other Assets	1,147	1,075
Operating Lease Right-of-Use Assets	981	985
Property, Plant and Equipment, less Accumulated Depreciation — $12,515 ($12,472 in 2023)	8,285	8,492

Total Assets	$22,549	$21,582

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$4,050	$4,326
Compensation and Benefits	685	663
Other Current Liabilities	1,261	1,165
Notes Payable and Overdrafts	587	344
Operating Lease Liabilities due Within One Year	202	200
Long Term Debt and Finance Leases due Within One Year	1,013	449

Total Current Liabilities	7,798	7,147
Operating Lease Liabilities	829	825
Long Term Debt and Finance Leases	7,428	6,831
Compensation and Benefits	877	974
Deferred Income Taxes	103	83
Other Long Term Liabilities	610	885

Total Liabilities	17,645	16,745
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 285 million in 2024 (284 million in 2023)	285	284
Capital Surplus	3,152	3,133
Retained Earnings	5,080	5,086
Accumulated Other Comprehensive Loss	(3,772)	(3,835)

Goodyear Shareholders’ Equity	4,745	4,668
Minority Shareholders’ Equity — Nonredeemable	159	169

Total Shareholders’ Equity	4,904	4,837

Total Liabilities and Shareholders’ Equity	$22,549	$21,582

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Table 3: Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
(In millions)	2024	2023
Cash Flows from Operating Activities:
Net Income (Loss)	$(12)	$(391)
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	800	751
Amortization and Write-Off of Debt Issuance Costs	10	11
Intangible Asset Impairment	125	—
Provision for Deferred Income Taxes	(37)	(138)
Net Pension Curtailments and Settlements	(5)	40
Net Rationalization Charges	52	302
Rationalization Payments	(149)	(72)
Net (Gains) Losses on Asset Sales	(95)	(68)
Gain on Insurance Recoveries for Damaged Property, Plant and Equipment	(61)	—
Operating Lease Expense	249	224
Operating Lease Payments	(211)	(207)
Pension Contributions and Direct Payments	(45)	(54)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(658)	(816)
Inventories	(259)	590
Accounts Payable — Trade	(207)	(585)
Compensation and Benefits	39	45
Other Current Liabilities	(58)	222
Other Assets and Liabilities	(69)	(58)

Total Cash Flows from Operating Activities	(591)	(204)
Cash Flows from Investing Activities:
Capital Expenditures	(912)	(807)
Insurance Recoveries for Damaged Property, Plant and Equipment	48	—
Cash Proceeds from Sale and Leaseback Transactions	16	73
Asset Dispositions	110	3
Short Term Securities Acquired	—	(96)
Short Term Securities Redeemed	2	88
Long Term Securities Acquired	—	(11)
Long Term Securities Redeemed	4	6
Notes Receivable	(28)	(61)
Other Transactions	1	(13)

Total Cash Flows from Investing Activities	(759)	(818)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	1,034	793
Short Term Debt and Overdrafts Paid	(803)	(863)
Long Term Debt Incurred	10,315	7,321
Long Term Debt Paid	(9,180)	(6,464)
Common Stock Issued	(3)	(2)
Transactions with Minority Interests in Subsidiaries	(2)	(4)
Debt Related Costs and Other Transactions	(46)	(7)

Total Cash Flows from Financing Activities	1,315	774
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(10)	(5)

Net Change in Cash, Cash Equivalents and Restricted Cash	(45)	(253)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	985	1,311

Cash, Cash Equivalents and Restricted Cash at End of the Period	$940	$1,058

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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2024	2023	2024	2023
Total Segment Operating Income	$347	$336	$933	$585
Less:
Intangible Asset Impairment	125	—	125	—
Rationalizations	11	198	52	302
Interest Expense	135	138	391	403
Other (Income) Expense	34	21	(8)	82
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, Net	25	8	119	21
Corporate Incentive Compensation Plans	14	2	50	43
Retained Expenses of Divested Operations	3	2	11	10
Other	25	26	130	93

Income (Loss) before Income Taxes	$(25)	$(59)	$63	$(369)
United States and Foreign Tax Expense	9	25	75	22
Less: Minority Shareholders’ Net Income (Loss)	—	5	(6)	7

Goodyear Net Income (Loss)	$(34)	$(89)	$(6)	$(398)

Net Sales	$4,824	$5,142	$13,931	$14,950
Return on Net Sales	-0.7%	-1.7%	0.0%	-2.7%
Total Segment Operating Margin	7.2%	6.5%	6.7%	3.9%

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

Third Quarter 2024

(In millions, except per share amounts)	As Reported	Intangible Asset Impairment	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Indirect Tax Settlements and Discrete Tax Items	Debica Fire Impact and Insurance Recoveries	Americas Storm Insurance Recoveries	As Adjusted
Net Sales	$4,824	$—	$—	$—	$—	$—	$—	$4,824
Cost of Goods Sold	3,881	—	(19)	—	—	(3)	20	3,879

Gross Margin	943	—	19	—	—	3	(20)	945

SAG	663	—	(6)	(14)	—	—	—	643
Intangible Asset Impairment	125	(125)	—	—	—	—	—	—
Rationalizations	11	—	(11)	—	—	—	—	—
Interest Expense	135	—	—	—	—	—	—	135
Other (Income) Expense	34	—	—	(11)	—	—	—	23

Pre-tax Income (Loss)	(25)	125	36	25	—	3	(20)	144
Taxes	9	31	3	6	(7)	1	(5)	38
Minority Interest	—	—	1	—	—	—	—	1

Goodyear Net Income (Loss)	$(34)	$94	$32	$19	$7	$2	$(15)	$105

EPS	$(0.12)	$0.33	$0.11	$0.07	$0.02	$0.01	$(0.05)	$0.37

Third Quarter 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Debica Fire Impact	Tupelo Storm Impact	Pension Settlement Charges	Other Legal Claims	Asset and Other Sales	Indirect Tax Settlements and Discrete Tax Items	As Adjusted
Net Sales	$5,142	$—	$11	$33	$—	$—	$—	$—	$5,186
Cost of Goods Sold	4,171	(8)	(3)	28	—	—	—	—	4,188

Gross Margin	971	8	14	5	—	—	—	—	998

SAG	673	—	—	—	—	—	—	—	673
Rationalizations	198	(198)	—	—	—	—	—	—	—
Interest Expense	138	—	—	—	—	—	—	—	138
Other (Income) Expense	21	—	—	—	(4)	(4)	6	—	19

Pre-tax Income (Loss)	(59)	206	14	5	4	4	(6)	—	168
Taxes	25	22	1	1	1	1	(2)	8	57
Minority Interest	5	—	1	—	1	—	—	—	7

Goodyear Net Income (Loss)	$(89)	$184	$12	$4	$2	$3	$(4)	$(8)	$104

EPS	$(0.31)	$0.64	$0.04	$0.01	$0.01	$0.01	$(0.01)	$(0.03)	$0.36

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (continued)

First Nine Months 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Intangible Asset Impairment	Goodyear Forward Costs	South Africa Flood Impact	Pension Settlement Charges (Credits)	Indirect Tax Settlements and Discrete Tax Items	Debica Fire Impact and Insurance Recoveries	Americas Storm Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$13,931	$—	$—	$—	$—	$—	$—	$—	$—	$—	$13,931
Cost of Goods Sold	11,218	(95)	—	—	(3)	—	8	26	39	—	11,193

Gross Margin	2,713	95	—	—	3	—	(8)	(26)	(39)	—	2,738

SAG	2,090	(24)	—	(81)	—	—	—	—	—	—	1,985
Intangible Asset Impairment	125	—	(125)	—	—	—	—	—	—	—	—
Rationalizations	52	(52)	—	—	—	—	—	—	—	—	—
Interest Expense	391	—	—	—	—	—	—	—	—	—	391
Other (Income) Expense	(8)	—	—	(11)	—	5	2	—	—	87	75

Pre-tax Income (Loss)	63	171	125	92	3	(5)	(10)	(26)	(39)	(87)	287
Taxes	75	15	31	22	—	(1)	(9)	(6)	(9)	(26)	92
Minority Interest	(6)	15	—	—	—	—	—	(3)	—	—	6

Goodyear Net Income (Loss)	$(6)	$141	$94	$70	$3	$(4)	$(1)	$(17)	$(30)	$(61)	$189

EPS	$(0.02)	$0.49	$0.33	$0.24	$0.01	$(0.01)	$(0.01)	$(0.06)	$(0.10)	$(0.21)	$0.66

First Nine Months 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Tupelo Storm Impact	Pension Settlement Charges	Debica Fire Impact	Other Legal Claims	Environmental Remediation Adjustment	Foreign Currency Translation Adjustment Write-Off	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$14,950	$—	$110	$—	$11	$—	$—	$—	$—	$—	$15,071
Cost of Goods Sold	12,487	(31)	41	—	(3)	3	5	—	—	—	12,502

Gross Margin	2,463	31	69	—	14	(3)	(5)	—	—	—	2,569

SAG	2,045	10	—	—	—	—	—	—	—	—	2,055
Rationalizations	302	(302)	—	—	—	—	—	—	—	—	—
Interest Expense	403	—	—	—	—	—	—	—	—	—	403
Other (Income) Expense	82	—	—	(40)	—	(8)	—	5	—	58	97

Pre-tax Income (Loss)	(369)	323	69	40	14	5	(5)	(5)	—	(58)	14
Taxes	22	45	13	9	1	2	(1)	—	5	(17)	79
Minority Interest	7	—	—	1	1	—	—	—	1	—	10

Goodyear Net Income (Loss)	$(398)	$278	$56	$30	$12	$3	$(4)	$(5)	$(6)	$(41)	$(75)

EPS	$(1.40)	$0.98	$0.20	$0.10	$0.04	$0.01	$(0.01)	$(0.02)	$(0.02)	$(0.14)	$(0.26)

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